Exhibit 99.1

News Release
Republic First Bancorp, Inc.
October 23, 2017

REPUBLIC FIRST BANCORP, INC. REPORTS THIRD QUARTER FINANCIAL RESULTS
NET INCOME INCREASES 73% - ASSETS GROW 24%

Philadelphia, PA, October 23, 2017 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the period ended September 30, 2017.

	Three Months Ended
($ in millions, except per share data)	09/30/17	09/30/16	% Change

Assets	$2,141.6	$1,733.9	24%
Loans	1,095.4	945.5	16%
Deposits	1,885.4	1,582.2	19%
Total Revenue	$23.7	$18.8	26%
Net Income	2.3	1.3	73%
Net Income per Diluted Share	$0.04	$0.03	33%

Vernon W. Hill, II, Chairman of Republic First Bancorp said:

"I am pleased to report another quarter of strong financial results for Republic Bank. Our FANS continue to spread the word to family, friends and business partners which contributes to the growing momentum of 'The Power of Red is Back' growth campaign. As we watch our competition shutter the doors on their branch network, we see endless opportunities to welcome new FANS into our stores. We are building something very special here and I am extremely excited about the future of our organization."

Harry D. Madonna, President and Chief Executive Officer of Republic First Bancorp added:

"Our FAN base continues to rapidly expand with each new store opening. During the third quarter we opened new locations in Sicklerville and Medford, NJ. Both openings were met with overwhelming acceptance in those communities. In the fourth quarter we are set to begin our expansion in Bucks County, PA with the completion of our store in Fairless Hills. Our commitment to convenience and extraordinary customer service through all delivery channels is creating new FANS throughout our footprint."

Highlights for the Period Ended September 30, 2017

•
Net income increased by 73% to $2.3 million, or $0.04 per diluted share, for the three months ended September 30, 2017 compared to $1.3 million, or $0.03 per diluted share, for the three months ended September 30, 2016. The Company continues to open new stores and increase net income despite the additional costs associated with the expansion strategy.

•	Total assets increased by $408 million, or 24%, to $2.1 billion as of September 30, 2017 compared to $1.7 billion as of September 30, 2016.

•	Total deposits increased by $303 million, or 19%, to $1.9 billion as of September 30, 2017 compared to $1.6 billion as of September 30, 2016.

•
New stores opened since the beginning of the "Power of Red is Back" expansion campaign are currently growing deposits at an average rate of $24 million per year. The average deposit growth for all stores over the last twelve months was approximately $17 million per store.

•
New stores were recently opened in Sicklerville and Medford, NJ bringing the total store count to twenty-two. Another store in Fairless Hills, PA is currently under construction and scheduled to open during the fourth quarter. There are also several additional sites in various stages of development for future store locations.

•	Total loans grew $150 million, or 16%, to $1.1 billion as of September 30, 2017 compared to $946 million at September 30, 2016.

•	Asset quality continues to improve on a consistent basis. The ratio of non-performing assets to total assets declined to 1.07% as of September 30, 2017 compared to 1.72% as of September 30, 2016.

•
The Company's residential mortgage division, Oak Mortgage, is serving the home financing needs of customers throughout its footprint. Oak originated over $109 million in loans during the third quarter of 2017.

•	SBA lending continued to be an important part of the Company's lending strategy. More than $7 million in new SBA loans were originated during the three month period ended September 30, 2017.

•	The Company's Total Risk-Based Capital ratio was 17.64% and Tier I Leverage Ratio was 11.80% at September 30, 2017.

•	Book value per common share increased to $3.95 as of September 30, 2017 compared to $3.16 as of September 30, 2016.

Income Statement

The major components of the income statement are as follows (dollars in thousands, except per share data):

	Three Months Ended			Nine Months Ended
	09/30/17	09/30/16	% Change	09/30/17	09/30/16	% Change

Total Revenue	$23,700	$18,762	26%	$66,525	$50,176	33%
Provision for Loan Losses	-	607	(100%)	500	1,557	(68%)
Non-interest Expense	19,165	15,013	28%	53,654	40,323	33%
Net Income	2,321	1,340	73%	6,167	3,448	79%
Net Income per Diluted Share	$0.04	$0.03	33%	$0.11	$0.09	22%

The Company reported net income of $2.3 million, or $0.04 per diluted share, for the three month period ended September 30, 2017, compared to net income of $1.3 million, or $0.03 per diluted share, for the three month period ended September 30, 2016. Net income for the nine month period ended September 30, 2017 was $6.2 million, or $0.11 per diluted share, compared to net income of $3.4 million, or $0.09 per diluted share, for the nine months ended September 30, 2016.

Total revenue increased by $4.9 million, or 26%, to $23.7 million for the three month period ended September 30, 2017, compared to $18.8 million for the three month period ended September 30, 2016. This increase is primarily attributable to higher interest income as a result of the strong growth in interest-earning assets over the last twelve months driven by the Company's "Power of Red is Back" expansion program. Revenue also increased due to mortgage banking income from the residential mortgage division which was acquired in July 2016.

Non-interest income increased to $5.8 million for the three month period ended September 30, 2017 compared to $5.1 million for the three month period ended September 30, 2016.  This increase was due to $3.2 million in mortgage banking income, driven primarily by loan sales.

Non-interest expenses increased by $4.2 million, or 28%, to $19.2 million during the three month period ended September 30, 2017 compared to $15.0 million during the three months ended September 30, 2016. This increase was primarily driven by the addition of expenses related to the residential mortgage division. Salary and employee benefit costs were also higher at the Bank as a result of annual merit increases along with increased staffing levels related to our growth strategy. Two new stores were opened during the third quarter of 2017. The Company now has twenty-two stores store locations. Occupancy and equipment expenses associated with the growth strategy also contributed to the increase in non-interest expenses.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	09/30/17	09/30/16	% Change	06/30/17	% Change

Total assets	$2,141,563	$1,733,860	24%	$2,043,487	5%
Total loans (net)	1,087,147	936,088	16%	1,057,056	3%
Total deposits	1,885,405	1,582,232	19%	1,732,431	9%
Total core deposits	1,879,840	1,581,967	19%	1,731,866	9%

Total assets increased by $407.7 million, or 24%, as of September 30, 2017 when compared to September 30, 2016.  Deposits grew by $303.2 million to $1.9 billion as of September 30, 2017 compared to $1.6 billion as of September 30, 2016. The number of deposit accounts has grown by 35% during the past twelve months. The strong growth in assets, loans and deposits has been driven by the addition of new stores and the successful execution of the Company's aggressive growth strategy referred to as "The Power of Red is Back."

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	09/30/17	09/30/16	% Change	06/30/17	% Change	3rd Qtr 2017 Cost of Funds

Demand noninterest-bearing	$398,794	$302,372	32%	$370,270	8%	0.00%
Demand interest-bearing	745,878	587,197	32%	647,501	15%	0.44%
Money market and savings	619,265	583,536	6%	607,859	2%	0.51%
Certificates of deposit	115,903	108,862	6%	106,236	9%	1.13%
Total core deposits	$1,879,840	$1,581,967	19%	$1,731,866	9%	0.41%

Core deposits increased to $1.9 billion at September 30, 2017 compared to $1.6 billion at September 30, 2016 as the Company moves forward with its growth strategy to increase the number of stores and expand its customer-centric banking model which drives the gathering of low-cost, core deposits. The Company recognized strongest growth in demand deposit accounts on a year to year basis as a result of the successful execution of its strategy.

Lending

Loans by type are as follows (dollars in thousands):

Description	09/30/17	% of Total	09/30/16	% of Total	06/30/17	% of Total

Commercial real estate	$415,532	38%	$376,466	40%	$412,695	39%
Construction and land development	93,657	8%	48,983	5%	83,571	8%
Commercial and industrial	163,085	15%	186,126	20%	176,949	16%
Owner occupied real estate	297,880	27%	268,435	28%	285,479	27%
Consumer and other	71,867	7%	58,622	6%	68,530	6%
Residential mortgage	53,384	5%	6,909	1%	39,286	4%
Gross loans	$1,095,405	100%	$945,541	100%	$1,066,510	100%

Gross loans increased by $149.9 million, or 16%, to $1.1 billion at September 30, 2017 compared to $945.5 million at September 30, 2016 as a result of the steady growth in quality loan demand over the last twelve months and continued success with the relationship banking model. The Company experienced strong growth across almost every loan category.

Asset Quality

The Company's non-performing asset balances and asset quality ratios are highlighted below:

	Three Months Ended
	09/30/17	06/30/17	09/30/16

Non-performing assets / capital and reserves	10%	12%	23%
Non-performing assets / total assets	1.07%	1.41%	1.72%
Quarterly net loan charge-offs / average loans	0.43%	0.09%	(0.04%)
Allowance for loan losses / gross loans	0.75%	0.89%	1.00%
Allowance for loan losses / non-performing loans	60%	50%	49%

The percentage of non-performing assets to total assets decreased to 1.07% at September 30, 2017, compared to 1.72% at September 30, 2016.  One of the Company's largest non-performing loan relationships has been restructured and returned to performing status during 2017. The ratio of non-performing assets to capital and reserves decreased to 10% at September 30, 2017 compared to 23% at September 30, 2016 primarily as a result of the completion of the common stock offering during the fourth quarter of 2016.

Capital

The Company's capital ratios at September 30, 2017 were as follows:

	Actual 09/30/17	Regulatory Guidelines "Well Capitalized"

Leverage Ratio	11.80%	5.00%
Common Equity Ratio	15.55%	6.50%
Tier 1 Risk Based Capital	17.06%	8.00%
Total Risk Based Capital	17.64%	10.00%
Tangible Common Equity	10.31%	n/a

Total shareholders' equity increased to $225.2 million at September 30, 2017 compared to $119.7 million at September 30, 2016. Book value per common share increased to $3.95 at September 30, 2017 compared to $3.16 per share at September 30, 2016.  The Company completed a common stock offering in the amount of $100 million during the fourth quarter of 2016.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its twenty two store locations located in the Greater Philadelphia and Southern New Jersey market place.  Republic Bank stores are open 7 days a week, 361 days a year, with extended lobby and drive-thru hours providing customers with the most convenient hours compared to any bank in its market.  The Bank offers free checking, free coin counting, ATM/Debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network. The Bank also offers a wide range of residential mortgage products through its wholly owned subsidiary, Oak Mortgage Company. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral "forward-looking statements", including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein, including those related to our Five Year Strategic Goals, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2016 and other documents the Company files from time to time with the Securities and Exchange Commission. The words "would be," "could be," "should be," "probability," "risk," "target," "objective," "may," "will," "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:	Republic First Bancorp, Inc.

Contact:	Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30,	June 30,	September 30,
(dollars in thousands, except per share amounts)	2017	2017	2016

ASSETS
Cash and due from banks	$27,181	$28,247	$23,061
Interest-bearing deposits and federal funds sold	71,601	59,750	126,980
Total cash and cash equivalents	98,782	87,997	150,041

Securities - Available for sale	377,757	345,182	299,385
Securities - Held to maturity	416,987	409,373	220,470
Restricted stock	1,678	3,878	1,366
Total investment securities	796,422	758,433	521,221

Loans held for sale	41,711	29,547	29,715

Loans receivable	1,095,405	1,066,510	945,541
Allowance for loan losses	(8,258)	(9,454)	(9,453)
Net loans	1,087,147	1,057,056	936,088

Premises and equipment	71,715	65,471	55,573
Other real estate owned	9,169	9,909	10,271
Other assets	36,617	35,074	30,951

Total Assets	$2,141,563	$2,043,487	$1,733,860

LIABILITIES
Non-interest bearing deposits	$398,794	$370,270	$302,372
Interest bearing deposits	1,486,611	1,362,161	1,279,860
Total deposits	1,885,405	1,732,431	1,582,232

Short-term borrowings	-	55,000	-
Subordinated debt	21,663	21,656	21,874
Other liabilities	9,293	12,079	10,102

Total Liabilities	1,916,361	1,821,166	1,614,208

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	575	575	384
Additional paid-in capital	255,752	255,215	153,887
Accumulated deficit	(21,721)	(24,042)	(29,385)
Treasury stock at cost	(3,725)	(3,725)	(3,725)
Stock held by deferred compensation plan	(183)	(183)	(183)
Accumulated other comprehensive loss	(5,496)	(5,519)	(1,326)

Total Shareholders' Equity	225,202	222,321	119,652

Total Liabilities and Shareholders' Equity	$2,141,563	$2,043,487	$1,733,860

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(in thousands, except per share amounts)	2017	2017	2016	2017	2016

INTEREST INCOME
Interest and fees on loans	$12,989	$12,330	$10,707	$36,518	$30,961
Interest and dividends on investment securities	4,752	4,931	2,764	14,610	8,331
Interest on other interest earning assets	181	70	149	312	299
Total interest income	17,922	17,331	13,620	51,440	39,591

INTEREST EXPENSE
Interest on deposits	1,872	1,722	1,531	5,196	4,019
Interest on borrowed funds	338	342	303	1,046	898
Total interest expense	2,210	2,064	1,834	6,242	4,917

Net interest income	15,712	15,267	11,786	45,198	34,674
Provision for loan losses	-	500	607	500	1,557

Net interest income after provision for loan losses	15,712	14,767	11,179	44,698	33,117

NON-INTEREST INCOME
Service fees on deposit accounts	1,067	907	686	2,820	1,910
Mortgage banking income	3,159	2,971	2,405	8,551	2,405
Gain on sale of SBA loans	831	796	1,630	2,315	4,212
Gain (loss) on sale of investment securities	-	(61)	2	(61)	656
Other non-interest income	721	356	419	1,460	1,402
Total non-interest income	5,778	4,969	5,142	15,085	10,585

NON-INTEREST EXPENSE
Salaries and employee benefits	9,829	9,389	7,731	27,800	20,334
Occupancy and equipment	3,064	2,873	2,586	8,827	7,203
Legal and professional fees	610	633	510	1,924	1,479
Foreclosed real estate	746	612	702	1,704	1,610
Regulatory assessments and related fees	355	324	296	1,008	1,011
Other operating expenses	4,561	3,854	3,188	12,391	8,686
Total non-interest expense	19,165	17,685	15,013	53,654	40,323

Income before benefit for income taxes	2,325	2,051	1,308	6,129	3,379

Provision (benefit) for income taxes	4	(8)	(32)	(38)	(69)

Net income	$2,321	$2,059	$1,340	$6,167	$3,448

Net Income per Common Share
Basic	$0.04	$0.04	$0.04	$0.11	$0.09
Diluted	$0.04	$0.04	$0.03	$0.11	$0.09

Average Common Shares Outstanding
Basic	56,974	56,945	37,916	56,915	37,879
Diluted	58,314	58,301	38,375	58,213	38,355

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	September 30, 2017			June 30, 2017			September 30, 2016

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$56,316	$181	1.28%	$28,691	$70	0.98%	$114,260	$149	0.52%
Securities	765,678	4,805	2.51%	782,121	5,013	2.56%	477,601	2,858	2.39%
Loans receivable	1,115,920	13,136	4.67%	1,065,313	12,470	4.70%	966,106	10,848	4.47%
Total interest-earning assets	1,937,914	18,122	3.71%	1,876,125	17,553	3.75%	1,557,967	13,855	3.54%

Other assets	122,513			111,493			103,826

Total assets	$2,060,427			$1,987,618			$1,661,793

Interest-bearing liabilities:

Demand non interest-bearing	$381,380			$355,325			$282,571
Demand interest-bearing	692,423	772	0.44%	659,859	695	0.42%	533,222	553	0.41%
Money market & savings	613,506	788	0.51%	602,710	732	0.49%	583,256	677	0.46%
Time deposits	109,878	312	1.13%	105,820	295	1.12%	104,701	301	1.14%
Total deposits	1,797,187	1,872	0.41%	1,723,714	1,722	0.40%	1,503,750	1,531	0.41%

Total interest-bearing deposits	1,415,807	1,872	0.52%	1,368,389	1,722	0.50%	1,221,179	1,531	0.50%

Other borrowings	30,220	338	4.44%	35,119	342	3.91%	29,938	303	4.03%

Total interest-bearing liabilities	1,446,027	2,210	0.61%	1,403,508	2,064	0.59%	1,251,117	1,834	0.58%
Total deposits and
other borrowings	1,827,407	2,210	0.48%	1,758,833	2,064	0.47%	1,533,688	1,834	0.48%

Non interest-bearing liabilities	9,179			8,345			9,247
Shareholders' equity	223,841			220,440			118,858
Total liabilities and
shareholders' equity	$2,060,427			$1,987,618			$1,661,793

Net interest income		$15,912			$15,489			$12,021
Net interest spread			3.10%			3.16%			2.96%

Net interest margin			3.26%			3.31%			3.07%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the nine months ended			For the nine months ended
(dollars in thousands)	September 30, 2017			September 30, 2016

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$36,431	$312	1.15%	$78,094	$299	0.51%
Securities	785,121	14,850	2.52%	458,496	8,615	2.51%
Loans receivable	1,063,581	36,944	4.64%	925,110	31,339	4.53%
Total interest-earning assets	1,885,133	52,106	3.70%	1,461,700	40,253	3.68%

Other assets	112,018			95,054

Total assets	$1,997,151			$1,556,754

Interest-bearing liabilities:

Demand non interest-bearing	$355,432			$270,503
Demand interest-bearing	657,722	2,075	0.42%	476,134	1,471	0.41%
Money market & savings	607,822	2,218	0.49%	572,347	1,923	0.45%
Time deposits	107,881	903	1.12%	82,738	625	1.01%
Total deposits	1,728,857	5,196	0.40%	1,401,722	4,019	0.38%

Total interest-bearing deposits	1,373,425	5,196	0.51%	1,131,219	4,019	0.47%

Other borrowings	39,408	1,046	3.55%	29,947	898	4.01%

Total interest-bearing liabilities	1,412,833	6,242	0.59%	1,161,166	4,917	0.57%
Total deposits and
other borrowings	1,768,265	6,242	0.47%	1,431,669	4,917	0.46%

Non interest-bearing liabilities	8,628			7,957
Shareholders' equity	220,258			117,128
Total liabilities and
shareholders' equity	$1,997,151			$1,556,754

Net interest income		$45,864			$35,336
Net interest spread			3.11%			3.11%

Net interest margin			3.25%			3.23%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Nine months ended
	September 30,	June 30,	September 30,	Dec 31,	September 30,	September 30,
(dollars in thousands)	2017	2017	2016	2016	2017	2016

Balance at beginning of period	$9,454	$9,181	$8,761	$8,703	$9,155	$8,703

Provision charged to operating expense	-	500	607	1,557	500	1,557
	9,454	9,681	9,368	10,260	9,655	10,260

Recoveries on loans charged-off:
Commercial	52	30	88	169	118	168
Consumer	-	1	-	2	1	-
Total recoveries	52	31	88	171	119	168

Loans charged-off:
Commercial	(1,243)	(253)	(3)	(1,265)	(1,504)	(975)
Consumer	(5)	(5)	-	(11)	(12)	-

Total charged-off	(1,248)	(258)	(3)	(1,276)	(1,516)	(975)

Net charge-offs	(1,196)	(227)	85	(1,105)	(1,397)	(807)

Balance at end of period	$8,258	$9,454	$9,453	$9,155	$8,258	$9,453

Net charge-offs as a percentage of
average loans outstanding	0.43%	0.09%	(0.04%)	0.12%	0.18%	0.12%

Allowance for loan losses as a percentage
of period-end loans	0.75%	0.89%	1.00%	0.95%	0.75%	1.00%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2017	2017	2017	2016	2016

Non-accrual loans:
Commercial real estate	$10,140	$17,703	$17,695	$17,758	$18,331
Consumer and other	880	817	834	836	1,007
Total non-accrual loans	11,020	18,520	18,529	18,594	19,338

Loans past due 90 days or more
and still accruing	2,730	293	-	302	153

Total non-performing loans	13,750	18,813	18,529	18,896	19,491

Other real estate owned	9,169	9,909	9,944	10,174	10,271

Total non-performing assets	$22,919	$28,722	$28,473	$29,070	$29,762

Non-performing loans to total loans	1.26%	1.76%	1.81%	1.96%	2.06%

Non-performing assets to total assets	1.07%	1.41%	1.45%	1.51%	1.72%

Non-performing loan coverage	60.06%	50.25%	49.55%	48.45%	48.50%

Allowance for loan losses as a percentage
of total period-end loans	0.75%	0.89%	0.89%	0.95%	1.00%

Non-performing assets / capital plus
allowance for loan losses	9.82%	12.39%	12.52%	12.97%	23.05%